Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-199078 on Form S-8 and Registration Statement No. 333-224580 on Form S-3 of our reports dated August 17, 2021, relating to the financial statements of CDK Global, Inc. and the effectiveness of CDK Global, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
August 17, 2021